Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Merrill Lynch & Co., Inc. and subsidiaries (“Merrill Lynch”) of our reports dated February 23, 2009, relating to the consolidated financial statements and the related financial statement schedule of Merrill Lynch (which reports express an unqualified opinion on those financial statements, and include explanatory paragraphs regarding (1) the changes in accounting methods in 2007 relating to the adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115,” and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109” and (2) Merrill Lynch becoming a wholly-owned subsidiary of Bank of America Corporation on January 1, 2009), and the effectiveness of Merrill Lynch’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), appearing in this Annual Report on Form 10-K of Merrill Lynch for the year ended December 26, 2008.

Filed on Form S-3:

Debt Securities, Warrants, Common Stock, Preferred Securities, and/or Depositary Shares:

Registration Statement No. 33-54218

Registration Statement No. 2-78338

Registration Statement No. 2-89519

Registration Statement No. 2-83477

Registration Statement No. 33-03602

Registration Statement No. 33-17965

Registration Statement No. 33-27512

Registration Statement No. 33-33335

Registration Statement No. 33-35456

Registration Statement No. 33-42041

Registration Statement No. 33-45327

Registration Statement No. 33-45777

Registration Statement No. 33-49947

Registration Statement No. 33-51489

Registration Statement No. 33-52647

Registration Statement No. 33-55363

Registration Statement No. 33-60413

Registration Statement No. 33-61559

Registration Statement No. 33-65135

Registration Statement No. 333-13649

Registration Statement No. 333-16603

Registration Statement No. 333-20137

Registration Statement No. 333-25255

Registration Statement No. 333-28537

Registration Statement No. 333-42859

Registration Statement No. 333-44173

Registration Statement No. 333-59997

Registration Statement No. 333-68747

Registration Statement No. 333-38792

Registration Statement No. 333-52822

Registration Statement No. 333-83374

Registration Statement No. 333-97937

Registration Statement No. 333-105098

Registration Statement No. 333-109802

Registration Statement No. 333-122639

Registration Statement No. 333-132911

Medium Term Notes:

Registration Statement No. 2-96315

Registration Statement No. 33-03079

Registration Statement No. 33-05125

Registration Statement No. 33-09910

Registration Statement No. 33-16165

Registration Statement No. 33-19820

Registration Statement No. 33-23605

Registration Statement No. 33-27549

Registration Statement No. 33-38879

/s/ Deloitte & Touche LLP

New York, New York
February 23, 2009